Exhibit 1.01

CONFLICT MINERALS REPORT OF
LCI INDUSTRIES
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2025

Introduction

This is the Conflict Minerals 1 Report (this “Report”) of LCI Industries (“we,” “our,” “us,” “LCI,” or the “Company”) prepared for the 2025 calendar year in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and SEC Release No. 34-67716 (August 22, 2012) under the Act (the “Adopting Release”). The reader is referred to these sources for the definitions of defined terms contained herein.

In accordance with Rule 13p-1, we undertook efforts to determine the presence and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas 2 (“OECD Due Diligence Guidance”) and related supplements.

The statements below are based on the activities performed in good faith by the Company to date and are based on the Company’s infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, and/or continuing guidance regarding the final rules of the U.S. Securities and Exchange Commission (“SEC”).

1 The term “conflict mineral” is defined in SEC Release No. 34-67716 as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.

2 OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

Exhibit 1.01

Overview
Company Profile
The Company, through its wholly-owned subsidiary, Lippert Components, Inc. and its subsidiaries, is a global leader in supplying engineered components to the outdoor recreation, transportation, marine, and housing industries. In addition to serving original equipment manufacturers we also cater to aftermarket needs, selling through retail dealers, wholesale distributors, and service centers, as well as direct-to-consumer sales through online platforms.

The Company is subject to this rule as we have determined that, during 2025, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. As a purchaser of component parts, the Company is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the Democratic Republic of the Congo (“DRC”) or adjoining countries. To assist in our conflict minerals reporting efforts for the products covered by this Report, we hired a third-party service provider, Assent Compliance, (“Assent”).

Conflict Minerals Policy

The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company’s expectations from its suppliers. The policy resides on our corporate website at https://investors.lci1.com/governance/governance-documents/default.aspx.

Product Description; Processing Facilities

Product Description - LCI’s products that fall in scope of Rule 13p-1, as they contain (or may contain) one or more of tine, tantalum, tungsten and/or gold (“3TG”) include: steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; automotive components; electronic components; appliances; televisions and sound systems; navigation systems; backup cameras; and other accessories.

Processing Facilities - Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company’s suppliers as the smelters or refiners (“SORs”) of the 3TG present in and necessary to the functionality of products manufactured by the Company in the calendar year ended December 31, 2025. The information from our suppliers is still evolving and may contain company-level declarations. As such, the SOR list included herein as Appendix A is provided in good faith based on our reasonable country of origin inquiry (“RCOI”) process and the most accurate information available as of May 19, 2026. This list may contain SORs that are not in our supply chain and/or there may be other smelters have not yet been identified in our due diligence process. We will continue to update the list in the future as our information and the relevant third-party data from the Responsible Minerals Initiative (“RMI”), the London Bullion Market Association (“LBMA”), and the Responsible Jewelry Council (“RJC”) improves.

Reasonable Country of Origin Inquiry Information

To determine whether necessary 3TGs in products originated in the Covered Countries, LCI retained Assent to assist in reviewing the supply chain to identify risks. The Company provided Assent with a list of suppliers and parts associated with the in-scope products for upload to the Assent Sustainability Manager (“ASM”).

To collect data on the materials’ sources of origin procured by the supply chain, LCI utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.4 or higher to conduct a survey of all in-scope suppliers. During the supplier survey, the Company contacted suppliers through the ASM, a platform provided by Assent which enables users to manage and track supplier communications and allows suppliers to upload completed CMRTs directly for validation, assessment, and management. The ASM also provides functionality that meets the OECD Due Diligence Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this Report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

Via the ASM and Assent team, the Company requested that all suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the ASM for future reporting and transparency. The Company directly contacted the suppliers that were unresponsive to Assent’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to Assent.

The Company’s program includes automated data validation for all submitted CMRTs to improve accuracy and identify contradictory responses. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1

Exhibit 1.01

suppliers. The results inform the program’s overall health assessment and are shared with suppliers to clarify expectations and highlight opportunities for improvement.

All submitted forms are reviewed and classified as valid or invalid so that data is retained. Suppliers with invalid submissions are contacted and encouraged to submit a corrected form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, LCI tracks program gaps to identify future improvement opportunities. As of May 22, 2026, there were 4 invalid supplier submissions that could not be corrected.

Through the ASM and Assent team, the Company requested that all suppliers complete a CMRT. Training and education resources were provided to help suppliers understand best practices and properly complete the template. Assent monitored and tracked all supplier communications within the Assent Compliance Manager to support transparency and future reporting. The Company directly contacted suppliers that did not respond to Assent’s outreach during the diligence process and requested these suppliers complete the CMRT and submit it to Assent.

As of May 22, 2026, there were 586 suppliers in scope of the conflict minerals program and 320 provided completed CMRTs. LCI’s total response rate for this reporting year was 56.31%.

Based on the findings through the RCOI process, LCI was able to determine the countries of origin for a large portion of the 3TGs in its products. Please refer to Appendix B for a list of potential countries of origin. LCI continues to perform further due diligence on the source and chain of custody of the minerals in question.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices
Step 5: Report annually on supply chain due diligence

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by the Company. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Measures Performed by The Company

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.Conflict minerals team - The Company established a conflict minerals team that includes individuals from the relevant business units and departments, including compliance, finance, procurement, sales, and legal. The team was structured to include involvement of those in upper management roles to ensure that critical information, including the Company’s Conflict Minerals Policy, reached relevant employees and suppliers. The Company also uses a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company undertakes with suppliers regarding conflict minerals.

b.Conflict minerals policy - The Company adopted and published a policy establishing the expectations of our suppliers. The policy resides on our corporate website at: https://investors.lci1.com/governance/governance-documents/default.aspx.

c.Control systems - The Company expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to the Company are conflict free or responsibly sourced. This means that the products should not contain 3TGs sourced from areas that have been identified as containing widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Exhibit 1.01

d.Supplier engagement – The Company maintains strong relationships with its Tier 1 direct suppliers, recognizing them as a critical part of the supply chain. To support non-English speaking suppliers, the Company provides access to a free platform for uploading CMRTs, along with help desk support and other multilingual resources. The Company’s suppliers can leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly complete a CMRT. Suppliers are provided guidance in their native language, when needed.

The Company engages directly with suppliers to obtain valid, error-free CMRTs for the products that they supply to the Company. To support the OECD requirement for strengthened supplier engagement, the Company has developed an internal procedure that includes a supplier risk identification process, which may lead to additional engagement measures such as escalation procedures, in-person meetings, and/or corrective action requests. Feedback from this engagement process has allowed the Company to monitor and drive improvements in supplier responsiveness and overall compliance.

Additionally, the Company’s Conflict Minerals Policy is incorporated into supplier contracts, requiring new suppliers to read and accept the policy as a requirement of doing business with the Company. When entering or renewing supplier contracts, a clause is added that requires suppliers to provide information about the source of 3TGs.

The Company continues to place a strong emphasis on supplier education and training. To support these efforts, the Company leverages Assent’s online resources and has provided all in-scope suppliers with access to Assent’s library of conflict minerals training and support materials. In addition, Assent’s automated feedback process educates suppliers on certain risks associated with their CMRT submissions. The Company believes that the combination of its Supplier Code of Conduct, Conflict Minerals Policy, and direct supplier engagement through training and support constitutes a strong supplier engagement program.

e.Grievance mechanism - The Company maintains multiple longstanding grievance mechanisms through which employees, suppliers, and external stakeholders may report potential violations of the Company’s policies, including those related to conflict minerals. Suppliers and other third parties may contact the conflict minerals team, including to report grievances, via a dedicated email address that is published in the Conflict Minerals Policy and in other related supplier communications. In addition, concerns or grievances at the industry level may be reported directly to the RMI through its grievance mechanism available at: http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

f.Records management - The Company maintains records relating to its conflict minerals program in accordance with the recommended five-year record retention guidelines. Through Assent, the Company has implemented a document retention policy relating to conflict minerals documentation, including suppliers’ CMRT responses and the sources identified within each reporting period. Information and findings generated through this process are stored in an auditable database accessible for internal or external review.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.Identified products in scope - Our conflict minerals team conducted a detailed review of the products manufactured, or contracted to be manufactured, during the 2025 calendar year to identify those within the scope of Rule 13p-1.

b.Conducted RCOI - The Company utilized the industry-developed CMRT to collect conflict minerals information from suppliers. The Company also engaged a third-party service provider, Assent, to assist in evaluating supply chain information relating to 3TGs, identifying potential risks, and supporting the development and implementation of additional due diligence measures with suppliers regarding conflict mineral compliance. The Company requested this information from the Tier 1 suppliers that provide materials and components for the products identified as in-scope by the conflict minerals team. The Company evaluated supplier responses submitted through the CMRTs to determine its reporting obligations based on the RCOI process.

Supplier-level risks may include non-responsive suppliers and incomplete CMRT submissions. Additionally, when suppliers provide a company-level CMRT - such as declarations stating that no 3TGs are present in any products - the Company cannot determine if all the specified smelters or refiners (“SORs”) were associated with the 3TGs used in the products supplied to the Company.

Assent’s supplier risk assessment classifies suppliers as high, medium, or low risk to identify potential issues within a company’s supply chain. The risk assessment is informed by the SOR validation process, which evaluates risk at the SOR level using an analysis of multiple conflict minerals factors.

c.Identified SORs - Additional supply chain risks were identified through an assessment of the due diligence practices and audit status of SORs reported by upstream suppliers in their CMRT declarations. Assent’s smelter validation program

Exhibit 1.01

compared the reported facilities against the list of SORs maintained by the RMI to confirm that each facility was a 3TG processing facility and was operational during the 2025 calendar year.

The Company compiled a list of SORs in its supply chain based on supplier responses provided through CMRT submissions. Assent determined if the smelter had been audited against a standard aligned with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). The Company does not maintain direct relationships with SORs and does not conduct direct audits of these entities within its supply chain. SORs that are considered conformant have completed an RMAP assessment and meet the compliance requirements of the RMAP due diligence assessment protocols, or an equivalent cross-recognized assessment. Where an SOR’s due diligence practices have not been audited against the RMAP standard, or where the SOR was identified as non-conformant, follow-up actions were conducted with suppliers reporting those facilities. The identified SORs were then further assessed for potential sourcing risks. To support this process, the Company maintains a database of SOR aliases to reconcile supplier-reported SOR names against the list of RMI SORs.

d.SOR Assessments - Each SOR of a 3TG is assessed according to red-flag indicators defined in the OECD Due Diligence Guidance. Assent used several factors to determine the level of risk that each SOR poses to the supply chain by identifying red flags. These factors included:

•Geographic proximity to Conflict-Affected and High-Risk Areas.
•Known mineral source country of origin.
•RMAP audit status.
•Credible evidence of unethical or conflict sourcing.
•Peer assessments conducted by credible third-party sources.
•Sanctions risks

Step 3: Design and implement a strategy to respond to identified risks
The Company performed the following steps as part of its risk management plan:
a.Reporting results to senior management - As necessary, the conflict minerals team reported the results of the RCOI process to upper management, including the team’s plans for responding to risks identified in the due diligence process.

b.Designed and implemented a plan - The Company used established risk rating criteria to evaluate suppliers based on the responses provided within the CMRTs, as well as any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings were used to develop specific supplier outreach to address identified risks and to implement corrective actions with suppliers found not to be in compliance with the Company’s Conflict Minerals Policy.

c.Risk mitigation activities - Through Assent, suppliers with submissions that included SORs of concern were promptly provided with feedback instructing that suppliers to take independent risk mitigation actions. For example, suppliers may be asked to submit a product-specific CMRT to better identify the connection between the reported SORs and the products that they supplied to LCI. In addition, suppliers are directed to education materials on mitigating the risks identified through the data collection process.

d.Verified SORs - As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers, including the Company-maintained database of SOR aliases, to the list of SOR facilities validated by the RMI.

e.Risk remediation - If the Company identifies potential sanctions risks through the SOR assessment process described above, it collaborates with the relevant suppliers to evaluate and remediate such risks in accordance with applicable sanctions-program requirements. Where appropriate, the Company may request that suppliers remove sanctioned smelters and refiners from their supply chains.

Step 4: Carry out independent third-party audit of SORs’ due diligence practices

The Company does not have a direct relationship with any 3TG SORs and does not perform or direct audits of these entities within the supply chain. The Company is using information provided by independent third party audit programs, including the RMI, LBMA and RJC, to confirm the existence and verify the conformance status of SORs identified during due diligence.

Assent also directly contacts SORs that are not currently participating in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. The Company is a signatory to this communication in accordance with the recommendations for downstream companies detailed in the OECD Due Diligence Guidance.

Exhibit 1.01

Step 5: Report annually on supply chain due diligence

The Company publishes its Form SD annually. The Form SD and this Report are available on the SEC Filings section of the Company’s website at https://investors.lci1.com/financials/sec-filings/default.aspx. Information contained on, or accessible through this website is not incorporated by reference into this report and should not be considered to be part of this Report. The Company has also publicly filed its Form SD and this Report with the SEC.

In addition, the Company has considered the impacts of the EU Conflict Minerals Regulation in disclosing details regarding due diligence efforts. The Company will continue to enhance transparency through the data collection and risk evaluation processes, as well as the disclosure of efforts through the form of public report.

Due Diligence Results

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of 3TG. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by the Company for the 2025 reporting year.

Year	Number of in-scope suppliers	Response rate
2025	586	56.31%
2024	624	56.73%
2023	736	50.27%
2022	873	61.28%
2021	459	27.45%

Upstream Data Transparency

All smelters and refiners identified by suppliers through completed CMRTs which appear on the RMI-maintained SOR list are included in the attached Appendix A. As is common in upstream supply chain reporting, suppliers sourcing materials from smelters and refiners are often unable to determine the specific end products or product lines in which those materials are ultimately used. Consequently, suppliers typically report all smelters and refiners from which they may have sourced materials during the reporting period. Therefore, the smelters and refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters or refiners which processed the 3TGs contained in the Company’s products.

The Company has taken measures to validate these sources of origin against recognized audit programs designed to verify the material types and mine sources associated with these smelters and refiners. Based on the responses received, thirty-five (35) smelters were identified as potentially posing a risk due to the presence of red flag indicators.

Suppliers that identified these specific smelters of concern on their CMRT submissions were contacted in accordance with the OECD Due Diligence Guidance to notify them of the potential risk, and to evaluate whether the identified smelters could be linked to the Company’s products. These suppliers were requested to provide a user-defined or product level CMRT specific to the materials, products, or piece parts purchased by the Company, rather than a company-level CMRT, to better identify the connection to products that they supply to the Company. Other suppliers were evaluated internally to determine if they were in fact still active suppliers. If not, they were removed from the scope of data collection.

Status	Number of Identified Smelters/Refiners
Conformant	208
Active	9
Non Conformant	37
Not Enrolled	83

Future Due Diligence

We will continue communicating our expectations and information requirements to our direct suppliers. We anticipate that, over time, the availability and quality of global traceability and sourcing information for conflict minerals will improve, enhancing

Exhibit 1.01

our understanding of supply chain risks and sourcing practices. We will continue to engage with our direct suppliers through ongoing inquiries and additional risk assessments when potentially relevant changes in facts or circumstances are identified. In cases where we identify opportunities for improvement in a supplier’s due diligence practices, we may maintain the business relationship while the supplier strengthens its compliance program. We likewise expect our suppliers to take comparable due diligence measures within their own supply chains to support alignment and responsible sourcing throughout the supply chain.

In addition to the measures described above, the Company intends to undertake the following actions during the next compliance period:

•Continue evaluating upstream sources through an expanded set of risk assessment tools, including:
◦Using a comprehensive smelter and refinery database containing detailed status information and entity-specific notes;
◦Conducting reviews of verifiable media and public sources related to smelters and refiners to identify potential risk indicators; and
◦Comparing identified smelters and refiners against applicable government watch and denied parties lists.
•Continue reviewing the Company’s Conflict Minerals Policy and updating as necessary.
•Continue to collect supplier responses using the most current version of the CMRT.
•Continue engaging with suppliers that did not provide responses in calendar year 2025, or provided incomplete responses, to enhance our data collection for calendar year 2026.
•Increasing supplier engagement efforts by providing additional information, guidance, and training resources relating to responsible sourcing of 3TGs.
•Monitoring and tracking performance of risk mitigation efforts.
•Continue outreach efforts with SORs, including sending communications to SORs that have not been audited as conformant.
•Continue to align due diligence activities with the OECD Due Diligence Guidance framework by increasing the focus on obtaining validated and reliable SOR information through supplier feedback and detailed smelter analysis.
•Continue to compare and validate RCOI results to information collected against information obtained through independent third-party audit programs, including the RMI, and through our Company’s own direct outreach to smelters.
•Continue to encourage responsible sourcing practices from the DRC and adjoining countries.

Exhibit 1.01

APPENDIX A - Smelter and Refiner List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	Alpha Assembly Solutions Inc	United States of America	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	In Communication
Tin	Dowa	Japan	CID000402	Conformant
Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non-Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non-Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	Metallic Resources, Inc.	United States of America	CID001142	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Active
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	Rui Da Hung	Taiwan, Province of China	CID001539	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non-Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Non-Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non-Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	Super Ligas	Brazil	CID002756	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non-Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	Tin Technology & Refining	United States of America	CID003325	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non-Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non-Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active
Tin	CRM Synergies	Spain	CID003524	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Gold	Advanced Chemical Company	United States of America	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Tungsten	Kennametal Huntsville	United States of America	CID000105	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden Ronnskar	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non-Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	Conformant
Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Tungsten	Global Tungsten & Powders LLC	United States of America	CID000568	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non-Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Gold	Asahi Refining USA Inc.	United States of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Tungsten	Kennametal Fallon	United States of America	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	United States of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non-Conformant
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Gold	LS MnM Inc.	Korea, Republic of	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Materion	United States of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	Sabin Metal Corp.	United States of America	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	Korea, Republic of	CID001555	Non-Conformant
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562	Communication Suspended - Not Interested

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	CID001810	Outreach Required
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Tantalum	Telex Metals	United States of America	CID001891	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Torecom	Korea, Republic of	CID001955	Non-Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non-Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tantalum	D Block Metals, LLC	United States of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Non-Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516	Non-Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non-Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non-Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non-Conformant
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Tungsten	Niagara Refining LLC	United States of America	CID002589	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	Conformant

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Marsam Metals	Brazil	CID002606	Non-Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660	Active
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	United States of America	CID002708	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non-Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	SAAMP	France	CID002761	Non-Conformant
Gold	L’Orfebre S.A.	Andorra	CID002762	Non-Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non-Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Gold	AU Traders and Refiners	South Africa	CID002850	Non-Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non-Conformant
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non-Conformant
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Safimet S.p.A	Italy	CID002973	Non-Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	NH Recytech Company	Korea, Republic of	CID003189	Conformant
Gold	QG Refining, LLC	United States of America	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	CID003379	Non-Conformant

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	PT Masbro Alam Stania	Indonesia	CID003380	Active
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non-Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Non-Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States of America	CID003500	Non-Conformant
Gold	MD Overseas	India	CID003548	Outreach Required
Gold	Metallix Refining Inc.	United States of America	CID003557	Outreach Required
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Non-Conformant
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Gold	WEEEREFINING	France	CID003615	Non-Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required
Gold	NOBLE METAL SERVICES	United States of America	CID003690	Outreach Required
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the	CID004065	Conformant

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China	CID004397	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Non-Conformant
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Non-Conformant
Gold	GG Refinery Ltd.	Tanzania, United Republic of	CID004506	Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	CID004619	Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required
Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required
Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704	Active
Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705	Active
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China	CID004755	Conformant
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	Active
Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006	RMI Due Diligence Review - Unable to Proceed
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province of China	CID005012	Conformant
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Non-Conformant
Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068	Conformant
Tin	P Kay Metal, Inc	United States of America	CID005189	Conformant
Tungsten	Tungamoy Metals Inc.	Korea, Republic of	CID005248	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Gold	Atlantic Copper	Spain	CID003350	Outreach Required
Tin	Conecsus LLC	United States of America	CID003504	Active
Tungsten	Geo Enterprise	Georgia	CID005373	Outreach Required
Gold	Naoshima Smelter & Refinery	Japan	CID005396	Outreach Required
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland	CID005401	Outreach Required
Gold	Aurubis AG, Hamburg	Germany	CID005476	Outreach Required

Exhibit 1.01

APPENDIX B - Countries of Origin

China	Nigeria	Netherlands	South Sudan	Armenia
Brazil	United Kingdom	Madagascar	Italy	Benin
Australia	Guyana	Hong Kong	Ghana	Kyrgyzstan
Japan	Kazakhstan	Rwanda	Sweden	Dominica
Canada	Ecuador	Mozambique	Eritrea	Bulgaria
United States	Hungary	Slovakia	Papua New Guinea	Mauritania
Indonesia	Cambodia	Panama	Saudi Arabia	Liberia
Peru	Myanmar	South Africa	Belarus	Senegal
Germany	Luxembourg	Burundi	United Arab Emirates	Tajikistan
Malaysia	Ireland	Congo	Poland	Central African Republic
Chile	Switzerland	Bolivia (Plurinational State of)	Mali	Georgia
India	France	Suriname	El Salvador	Dominican Republic
Austria	Ethiopia	Philippines	Burkina Faso	Serbia
Korea	Singapore	Andorra	New Zealand	Uruguay
Argentina	Namibia	Tanzania	Guatemala	Kenya
Mongolia	Mexico	Zimbabwe	Azerbaijan	Fiji
Thailand	Israel	Guinea	Finland	Cyprus
Colombia	Estonia	Zambia	Jersey	Botswana
Portugal	Taiwan	Djibouti	Nicaragua	Lithuania
Spain	Democratic Republic of Congo	Sudan	Honduras	Oman
Niger	Sierra Leone	Uzbekistan	Liechtenstein	Bermuda
Russian Federation	Viet Nam	Turkey	Morocco	Albania
Belgium	Egypt	Angola	Uganda	Solomon Islands
Norway